UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
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                                    FORM 8-K
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               |X| CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 17, 2005

                         Commission file number 1-12312

                                 CAMINOSOFT CORP
                 (Name of small business issuer in its charter)


       California                                      95-3880130
(State of incorporation)                   (I.R.S. Employer Identification No)


        600 HAMPSHIRE ROAD, SUITE 105, WESTLAKE VILLAGE, CALIFORNIA 91361
                    (Address of principal executive offices)

                    Issuer's telephone number: (805) 370-3100


                                 Not Applicable
          (Former name or former address, if changed since last report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On May 17, 2005, the management of CaminoSoft Corp. (the "Company") concluded that the consolidated balance sheets reported in the Company's Form 10-KSB filing for the years ended September 30, 2004 and 2003 and the Form 10-QSB filings for the quarter ended December 31, 2004 and the three interim quarters of fiscal years 2004 and 2003 should be restated in order to correct a classification error, discussed in detail below. As such, the previously filed financial statements should no longer be relied upon.

      We historically classified the fair value, net of accumulated amortization, of warrants issued in connection with notes payable as deferred financing costs. After a review of our disclosure policies, we determined that these amounts should be classified as discounts on notes payable, accordingly, we will restate our previously issued consolidated balance sheets.

      We intend to restate the disclosures for the periods presented in our Form 10-KSB for the years ended September 30, 2004 and 2003 the three interim quarters of fiscal years 2004 and 2003, through an amendment to our Form 10-KSB. We also intend to restate the disclosures for the quarter ended December 31, 2004, through an amendment to our Form 10-QSB. We currently expect to file such amendments by approximately June 23, 2005. Management discussed these matters with our independent registered public accounting firm, which concurred with our decisions.

      The restatement and reclassification will not change our previously reported net earnings or shareholder's equity.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CaminoSoft Corp.

June 23, 2005                           By: /s/ Stephen Crosson
                                          ----------------------------
                                          Stephen Crosson
                                          Chief Financial Officer